Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

ING Separate Portfolios Trust

We consent to the use of our report dated May 23, 2011, incorporated herein by reference, for ING Sports Core Fixed Income Fund, a series of the ING Separate Portfolios Trust, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Boston, Massachusetts
July 27, 2011